As filed with the Securities and Exchange Commission on September 15, 1997.

                                                               File No. 811-9098
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549



                                    FORM N-1A

                             REGISTRATION STATEMENT

                    UNDER THE INVESTMENT COMPANY ACT OF 1940

                                 Amendment No. 2




      -------------------------------------------------------------------

                          AMR INVESTMENT SERVICES TRUST

               (Exact Name of Registrant as Specified in Charter)

                           4333 Amon Carter Boulevard
                             Fort Worth, Texas 76155
                    (Address of principal executive offices)

      Registrant's Telephone Number, including Area Code: (817) 967-3509



      -------------------------------------------------------------------

                           WILLIAM F. QUINN, PRESIDENT
                           4333 Amon Carter Boulevard
                             Fort Worth, Texas 76155
                     (Name and address of agent for service)

                                   Copies to:

                           CLIFFORD J. ALEXANDER, ESQ.
                              ROBERT J. ZUTZ, ESQ.
                           Kirkpatrick & Lockhart LLP
                   1800 Massachusetts Avenue, N.W., 2nd Floor
                           Washington, D.C. 20036-1800
                            Telephone: (202) 778-9000

================================================================================

                                EXPLANATORY NOTE


      This Registration  Statement is being filed by the Registrant  pursuant to
Section 8(b) of the Investment Company Act of 1940, as amended. Beneficial interests in the series of the Registrant are not being registered under the Securities Act of 1933, as amended, because such interests are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of that act. Investments in the Registrant's series may only be made by certain institutional investors, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.


      The purpose of this amendment is to add a new series of the Registrant, the Intermediate Bond Portfolio. No change is intended to be made by this amendment to the information previously filed in Parts A, B and C with respect to the Balanced Portfolio, the Growth and Income Portfolio, the International Equity Portfolio, the Limited-Term Income Portfolio, the Money Market Portfolio, the Municipal Money Market Portfolio and the U.S. Government Money Market Portfolio.

                                     PART A


      Responses to Items 1, 2, 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

      Responses to certain Items required to be included in Part A of this Registration Statement are incorporated herein by reference to Post-Effective Amendment No. 20 to the Registration Statement of American AAdvantage Funds ("AAdvantage Trust") (1940 Act File No. 811-4984, EDGAR Accession No. 0000809593-97-000034), as filed with the Securities and Exchange Commission ("Commission") on July 1, 1997 ("Intermediate Bond Registration Statement"). Part A of the Intermediate Bond Registration Statement includes a prospectus for each of the two classes of shares of the American AAdvantage Intermediate Bond Fund, the AMR Class and the Institutional Class ("Intermediate Bond's Part A").

ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT
------   ---------------------------------

      AMR Investment Services Trust ("AMR Trust") is a diversified, open-end management investment company that was organized as a New York common law trust pursuant to a Declaration of Trust dated as of June 27, 1995, and amended as of August 11, 1995.

      Beneficial interests in AMR Trust are divided into eight separate diversified subtrusts or "series," each having a distinct investment objective and distinct investment policies. Seven of these series -- the Balanced Portfolio, the Growth and Income Portfolio, the International Equity Portfolio, the Limited-Term Income Portfolio, the Money Market Portfolio, the Municipal Money Market Portfolio, and the U.S. Government Money Market Portfolio (formerly, U.S. Treasury Money Market Portfolio) commenced operations on November 1, 1995. The Intermediate Bond Portfolio (the "Portfolio") is expected to commence operations on or about September 15, 1997 and is described herein. The assets of the Portfolio belong only to the Portfolio, and the assets belonging to the Portfolio shall be charged with the liabilities of the
Portfolio and all expenses, costs, charges and reserves attributable to the Portfolio. AMR Trust is empowered to establish, without investor approval, additional portfolios that may have different investment objectives and policies.

      Beneficial interests in the Portfolio will be offered solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended ("1933 Act"). Investments in the Portfolio may only be made by certain institutional investors, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). At no time during the Portfolio's existence will it have more than 500 investors. This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

      AMR Investment Services, Inc. (the "Manager") provides investment management and administrative services to the Portfolio. The assets of the Portfolio are allocated by the Manager between the Manager and the investment adviser designated for the Portfolio. See Item 5 below. The Manager and the investment adviser each have discretion to purchase and sell portfolio securities within the respective portion of Portfolio assets allocated to them in accordance with the investment objective, policies and restrictions. Information on the Portfolio's investment objective, policies, and risks is incorporated herein by reference from the sections entitled "Investment Objective, Policies and Risks" and "Investment Restrictions" in the Intermediate Bond's Part A. Additional investment techniques, features, and limitations concerning the Portfolio's investment programs are described in Part B of this Registration Statement.

ITEM 5.  MANAGEMENT OF THE PORTFOLIO
------   ---------------------------


                              TRUSTEES AND OFFICERS

      The AMR Trustees have general supervisory responsibility over the AMR Trust's affairs. See Item 14 of Part B for a complete description of the AMR Trustees.

                                    EXPENSES

      AMR Trust pays all of its expenses other than those expressly assumed by the Manager. Those expenses paid by AMR Trust include, but are not limited to: audits by independent certified public accountants; custodian services; obtaining quotations for calculating the value of the Portfolio's net asset value; taxes, if any, and the preparation of the Portfolio's tax returns; brokerage fees and commissions; interest; costs of AMR Trustees and investor meetings; fees for filing reports with regulatory bodies and the maintenance of the AMR Trust's existence as a New York trust; legal fees; fees and expenses of AMR Trustees (who are not directors, officers, employees or stockholders of the Manager or its affiliates); insurance and fidelity bond premiums; and any extraordinary expenses of a nonrecurring nature.

                                OTHER INFORMATION

      A further description of how the business of the AMR Trust is managed is incorporated herein by reference from various sections of the Intermediate Bond's Part A. The following list identifies the specific sections of the Intermediate Bond's Part A under which the further information required by Item 5 of Form N-1A may be found; each listed section is incorporated herein by reference.

--------------------------------------------------------------------------------
Item 5(b)      Management and Administration of the Trusts; Investment Adviser
--------------------------------------------------------------------------------
Item 5(c)      Investment Adviser
--------------------------------------------------------------------------------
Item 5(d)      Management and Administration of the Trusts
--------------------------------------------------------------------------------
Item 5(e) Management and Administration of the Trusts - Custodian and Transfer Agent
--------------------------------------------------------------------------------
Item 5(g) Investment Objective, Policies and Risks - Brokerage Practices and Portfolio Turnover
--------------------------------------------------------------------------------


ITEM 6.  CAPITAL STOCK AND OTHER SECURITIES
------   ----------------------------------

      AMR Trust was organized as a common law trust under New York law on June 27, 1995. Under the Declaration of Trust, the AMR Trustees are authorized to issue beneficial interests in separate subtrusts or "series" of AMR Trust. AMR Trust currently has eight series. AMR Trust reserves the right to create and issue additional series.

      Each investor in the Portfolio is entitled to participate equally in the Portfolio's earnings and assets and to a vote in proportion to the amount of its investment in the Portfolio. Investment in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at the next share price calculated after the Portfolio has received and accepted the withdrawal request. Each investor in the Portfolio is liable for all obligations of the Portfolio. However, because the Portfolio will indemnify each investor therein with respect to any liability to which the investor may become subject by reason of being such an investor, the risk of an investor in the Portfolio incurring financial loss on account of such liability would be limited to circumstances in which the Portfolio had inadequate insurance and was unable to meet its obligations (including indemnification obligations) out of its assets.

      Investments in the Portfolio have no preemptive or conversion rights. Each investor in the Portfolio is entitled to vote in proportion to its relative beneficial interest in the Portfolio. The Portfolio normally will not hold meetings of investors except as required under the 1940 Act. AMR Trust would be required to hold a meeting of investors in the event that at any time less than a majority of its AMR Trustees holding office had been elected by investors. Investors holding a 10% interest in AMR Trust may call a meeting of investors for the purpose of removing any AMR Trustee. An AMR Trustee may be removed upon a majority vote of investors qualified to vote in the election. The 1940 Act requires the Portfolio to assist investors in calling such a meeting.

      As of the date of this Registration Statement, AMR Investment Services, Inc. may be deemed to control the Portfolio. Part B contains additional information concerning the controlling person. Inquiries by a holder of an interest in the Portfolio should be directed to the Portfolio at the following address: 4333 Amon Carter Boulevard, Fort Worth, Texas, 76155.

      The net asset value ("NAV") of the Portfolio is determined as of 4:00 p.m. Eastern time on each day on which the New York Stock Exchange (the "Exchange") is open for trading, which excludes the following business holidays: New Year's Day, Martin Luther King's Birthday, President's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day ("Business Day"). The NAV of each investor's interest in the Portfolio will be determined by computing the Portfolio's total assets, subtracting all of the Portfolio's liabilities, and dividing the result by all the investors' beneficial interest of the Portfolio outstanding at such time.

      The Portfolio's net income consists of (1) all dividends, accrued interest (including earned discount, both original issue and market discount), and other income, including any net realized gains on the Portfolio's assets, less (2) all actual and accrued expenses of the Portfolio, and amortization of any premium, and net realized losses on the Portfolio's assets, all as determined in accordance with generally accepted accounting principles. All of the Portfolio's net income is allocated pro rata among the investors in the Portfolio. The Portfolio's net income generally is not distributed to the investors in the Portfolio, except as determined by the AMR Trustees from time to time, but instead is included in the NAV of the investors' respective beneficial interests in the Portfolio.

      Under the current method of the Portfolio's operations, the Portfolio is not subject to any income tax. However, each investor in the Portfolio is taxable on its share (as determined in accordance with the AMR Trust's Declaration of Trust and the Internal Revenue Code of 1986, as amended ("Code"), and the regulations promulgated thereunder) of the Portfolio's ordinary income and capital gain. The Manager intends to manage the Portfolio's assets, income and distributions in such a way that an investment company investing in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investment company invested all of its assets in the Portfolio. See Item 20 in Part B.

      Investor inquiries may be directed to the Manager.

ITEM 7.  PURCHASE OF SECURITIES
------   ----------------------

      Beneficial interests in the Portfolio will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See Item 4, "General Description of Registrant." Beneficial interests will be purchased at the next share price calculated after an investment is received and accepted.

      Additional information on the time and method of valuation of the Portfolio's assets is incorporated herein by reference from the section entitled "Purchase, Redemption and Valuation of Shares -- Valuation of Shares" in the Intermediate Bond's Part A.

      There is no minimum initial or subsequent investment in the Portfolio. However, since the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the return on its assets, investments must be made in federal funds (I.E., monies credited to the account of the AMR Trust's custodian by a Federal Reserve Bank).

      AMR Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

ITEM 8.  REDEMPTION OR REPURCHASE
------   ------------------------

      An investor in the Portfolio may withdraw all or any portion of its investment in the Portfolio at the share price next calculated after the Portfolio has received and accepted the redemption request. Proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within seven days, except as extension may be permitted by law.

      The right of any investor to receive payment with respect to any withdrawal may be suspended, or the payment of the withdrawal proceeds postponed, during any period in which the Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted or to the extent otherwise permitted by the 1940 Act.

ITEM 9.  PENDING LEGAL PROCEEDINGS
------   -------------------------

      Not applicable.

ITEM 10.  COVER PAGE
-------   ----------

      Part A contains information about the investment objective and policies of the Intermediate Bond Portfolio (the "Portfolio"), a subtrust or "series" of the AMR Investment Services Trust ("AMR Trust"). This Part B should only be read in conjunction with Part A. This section contains supplemental information concerning the investment policies and portfolio strategies that AMR Trust may utilize, the types of securities and other instruments in which the Portfolio may invest and certain risks attendant to those investment policies and strategies. Capitalized terms used in Part B and not otherwise defined herein have the meanings given them in Part A of this Registration Statement.

      Responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference from the Intermediate Bond Registration Statement. Part B of the Intermediate Bond Registration Statement includes the statement of additional information ("SAI") for the two classes of shares of the American AAdvantage Intermediate Bond Fund, the AMR Class and the Institutional Class ("Intermediate Bond's Part B").

ITEM 11.  TABLE OF CONTENTS
-------   -----------------

                                                                          PAGE
                                                                          ----

      General Information and History......................................B-1
      Investment Objective and Policies....................................B-1
      Management of the Portfolio..........................................B-1
      Control Persons and Principal Holders of Securities..................B-2
      Investment Advisory and Other Services...............................B-2
      Brokerage Allocation and Other Practices.............................B-3
      Capital Stock and Other Securities...................................B-3
      Purchase, Redemption and Pricing of Interests........................B-3
      Tax Status...........................................................B-3
      Underwriters.........................................................B-4
      Calculation of Performance Data......................................B-4
      Financial Statements.................................................B-4

ITEM 12.  GENERAL INFORMATION AND HISTORY
-------   -------------------------------

      Not applicable.

ITEM 13.  INVESTMENT OBJECTIVE AND POLICIES
-------   ---------------------------------

      Part A contains basic information about the investment objective, policies and limitations of the Portfolio. This section supplements the discussion in Part A of the investment objective, policies and limitations of the Portfolio.

      Information on the fundamental investment limitations and the non-fundamental investment policies and limitations of the Portfolio, the types of securities bought and investment techniques used by the Portfolio, and certain risks attendant thereto, as well as other information on the Portfolio's investment program, is incorporated herein by reference to the sections entitled "Investment Restrictions" and "Other Information" in the Intermediate Bond's Part B.

ITEM 14.  MANAGEMENT OF THE PORTFOLIO
-------   ---------------------------

      The AMR Trustees provide broad supervision over AMR Trust's affairs. The Manager is responsible for the management of Trust assets, and AMR Trust's officers are responsible for the Trust's operations. Information about the Trustees and officers of AMR Trust is incorporated herein by reference to the section entitled "Trustees and Officers of the Trust and the AMR Trust" in the Intermediate Bond's Part B.

      AMR Trust compensates each AMR Trustee who is not an "interested" person of AMR Trust as defined by the 1940 Act ("Independent Trustee") by providing such Trustee and his spouse with free airline travel on American Airlines, Inc., an affiliate of the Manager. AMR Trust does not pay for these travel arrangements. However, AMR Trust compensates each Trustee with payments in an amount equal to the Trustees' income tax on the value of the airline travel. Trustees also are reimbursed for any expenses incurred in attending Board meetings.

ITEM 15.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES
-------   ---------------------------------------------------

      As of the date of this Registration Statement, the Intermediate Bond Portfolio could be deemed to be under the control of AMR Investment Services, Inc., which owns 100% of the value of the outstanding interests of the Portfolio. The address of AMR Investment Services, Inc. is 4333 Amon Carter Boulevard, MD 5645, Forth Worth, Texas 76155.

ITEM 16.  INVESTMENT ADVISORY AND OTHER SERVICES
-------   --------------------------------------

      The Manager serves as investment manager and administrator to AMR Trust pursuant to a Management Agreement dated October 1, 1995, which obligates the Manager to provide and oversee all administrative, investment advisory and portfolio management services for AMR Trust.

      As described more fully in Item 5 in Part A, the Manager is paid a management fee as compensation for providing or overseeing the provision of all administrative, investment advisory and portfolio management services for AMR Trust. The Manager allocates the assets of the Portfolio between the Manager and the investment adviser designated for the Portfolio. See Item 5 in Part A.

      NationsBank of Texas, N.A., Dallas, Texas, serves as the custodian for AMR Trust, except for the International Equity Portfolio, and as the transfer agent for AMR Trust.

      AMR Trust has selected Ernst & Young LLP, Dallas, Texas, serves as the independent auditors of AMR Trust.

      Further information on the investment management and other services provided for or on behalf of the Portfolio is incorporated herein by reference to the sections entitled "Management, Administrative Services and Distribution Fees," and "Investment Advisory Agreements" in the Intermediate Bond's Part B. The following list identifies the specific sections in the Intermediate Bond's Part B under which the information required by Item 16 of Form N-1A may be found; each listed section is incorporated herein by reference.

Item 16(a) Management, Administrative Services and Distribution Fees; Investment Advisory Agreements

Item 16(b) Management, Administrative Services and Distribution Fees; Investment Advisory Agreements

Item 16(c)      Not applicable

Item 16(d)      Not applicable

Item 16(e)      Not applicable

Item 16(f)      Not applicable

Item 16(g)      Not applicable

Item 16(i)      Not applicable


ITEM 17.  BROKERAGE ALLOCATION AND OTHER PRACTICES
-------   ----------------------------------------

      A description of the Portfolio's  brokerage allocation and other practices
is  incorporated   herein  by  reference  to  the  section  entitled  "Portfolio
Securities Transactions" in the Intermediate Bond's Part B.

ITEM 18.  CAPITAL STOCK AND OTHER SECURITIES
-------   ----------------------------------

      Each investor in the Portfolio is entitled to a vote in proportion to the amount of its investment therein. Investors in the Portfolio will vote together in certain circumstances (E.G., election of AMR Trustees and ratification of the selection of auditors, as required by the 1940 Act and the rules thereunder). One or more of the portfolios in AMR Trust could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in AMR Trust or in a portfolio, as the case may be, may control the outcome of votes. The Trust is not required and does not currently intend to hold annual meetings of investors, but the Trust will hold special meetings of investors when a majority of AMR Trustees determines to do so or investors holding at least 10% of the interests in the Trust (or a portfolio) request in writing a meeting of investors in AMR Trust (or portfolio).

      The Trust or any series may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the AMR Trustees. The Portfolio may be terminated (1) upon liquidation and distribution of its assets,
(2) if approved by the vote of at least two-thirds of its investors, or (3) by the AMR Trustees on written notice to the Portfolio's investors.

      AMR Trust is organized as a common law trust under the laws of the State of New York. Investors in the Portfolio may be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations than its proportionate beneficial interest. The Declaration of Trust also provides that AMR Trust shall maintain appropriate insurance for the protection of the Portfolio, investors, AMR Trustees, officers, employees, and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which the Portfolio had inadequate insurance and was unable to meet its obligations out of its assets.

      The Declaration of Trust further provides that obligations of the Portfolio are not binding upon the AMR Trustees individually but only upon the property of the Portfolio and the AMR Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

      Upon liquidation or dissolution of the Portfolio, the investors therein would be entitled to share pro rata in its net assets available for distribution to investors.

ITEM 19.  PURCHASE, REDEMPTION AND PRICING OF INTERESTS
-------   ---------------------------------------------

      Beneficial interests in the Portfolio will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See Items 4, 7 and 8 in Part A.

      The net asset value of the Portfolio is computed each Business Day (defined in Item 7 in Part A) on which shares are offered and orders accepted or upon receipt of a redemption request as outlined in Part A.

ITEM 20.  TAX STATUS
-------   ----------

      Information on the taxation of the Portfolio is incorporated herein by reference from the section entitled "Tax Information - Taxation of the Portfolio" in the Intermediate Bond's Part B, substituting for "Fund" whenever used therein either "investor in a Portfolio" or "RIC investor" (i.e., an investor in a Portfolio that intends to qualify as a regulated investment company ("RIC") for federal income tax purposes), as the context requires.

ITEM 21.  UNDERWRITERS
-------   ------------

      Not applicable.

ITEM 22.  CALCULATIONS OF PERFORMANCE DATA
-------   --------------------------------

      Not applicable.

ITEM 23.  FINANCIAL STATEMENTS
-------   --------------------

      None.

                                     PART C


ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS
-------   ---------------------------------

      (a)   Financial  Statements  included  as a part  of  this  Registration
            Statement:

            None.

      (b)   Exhibits:

            (1)   Amended and Restated Declaration of Trust*

            (2)   Bylaws -- none

            (3)   Voting trust agreement -- none

            (4)   Certificate of Interest Holder -- none

            (5)   (a)   (i)  Management  Agreement  with AMR  Investment
                             Services, Inc.**

                        (ii) Supplemental Terms and Conditions to Management Agreement with AMR Investment Services, Inc. - A substantially similar copy of which was filed as Exhibit 5(a) with the Post-Effective Amendment No. 4 to Registration Statement of American AAdvantage Mileage Funds, File Nos. 33-91058 and 811- 9018, EDGAR Accession No. 0000950134-97-001003, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

                        (iii) Supplemental Terms and Conditions to Management Agreement with AMR Investment Services, Inc. - A substantially similar copy of which was filed as Exhibit 5(a) with the Post-Effective Amendment No. 20 to Registration Statement of American AAdvantage Funds, Files Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000809593-97-000034, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

                  (b)   (i)    Investment     Advisory     Agreements    with
                        Subadvisers*

                        (ii) Investment Advisory Agreement with Hotchkis and Wiley -- A substantially similar copy of which was filed as Exhibit 5(b) with the Post-Effective Amendment No. 4 to Registration Statement of American AAdvantage Mileage Funds, File Nos. 33-91058 and 811- 9018, EDGAR Accession No. 0000950134-97-001003, and is incorporated by reference. (This document differs only with respect to the names of the parties and does not contain a statement that to the extent that a Fund invests all of its investable assets in another investment company, no portion of the advisory fee attributable to that Fund shall be paid for the period that such Fund's assets are so invested.)

            (6)   Distribution Agreement -- none

            (7)   Bonus, profit sharing or pension plans -- none

            (8)   (a)  Custodian  Agreement with  NationsBank of Texas,
                       N.A.**

                  (b)  Custodian Agreement with Bank of New York**

            (9)   Transfer Agency Agreement with NationsBank of Texas, N.A.**

            (10)  Opinion and consent of counsel -- not applicable

            (11)  Consent of Independent Auditors - not applicable

            (12)  Financial statements omitted from prospectus -- none

            (13)  Letter of investment intent -- none

            (14)  Prototype retirement plan -- none

            (15)  Plan pursuant to Rule 12b-1 -- none

            (16) Schedule for Computation of Performance Quotations -- not applicable

            (17)  Financial Data Schedules -- none

            (18)  Plan pursuant to Rule 18f-3 - none

* Incorporated by reference to the initial Registration Statement of the Registrant on Form N-1A as filed with the Securities and Exchange Commission on September 29, 1995.

** Incorporated by reference to the Post-Effective Amendment No. 1 to the initial Registration Statement of the Registrant on Form N-1A as filed with the Securities and Exchange Commission on February 28, 1997 via EDGAR, Accession No. 0000898432-97-000184.

ITEM 25.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT
-------   -------------------------------------------------------------

      No person is controlled by or under common control with the Registrant.

ITEM 26.  NUMBER OF HOLDERS OF SECURITIES
-------   -------------------------------

                                          Number of Record Holders
                Portfolio                   As Of August 31, 1997
                ---------                 -------------------------

      Balanced Portfolio                             4

      Growth and Income                              4
        Portfolio

      Limited-Term Income                            4
        Portfolio

      International Equity                           5
        Portfolio

      Money Market Portfolio                         4

      Municipal Money Market                         4
        Portfolio

      U.S. Government Money                          4
        Market Portfolio

      Intermediate Bond                              0
         Portfolio

ITEM 27.  INDEMNIFICATION
-------   ---------------

      Article VI, Section 6.4 of the Declaration of Trust of the AMR Trust provides that:

      The Trust shall indemnify, to the fullest extent permitted by law (including the 1940 Act), each Trustee, officer or employee of the Trust (including any Person who serves at the Trust's request as a director, officer or trustee of another organization in which the Trust has any interest as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by such Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such Person may be involved or with which such Person may be threatened, while in office or thereafter, by reason of such Person being or having been such a Trustee, officer or employee, except with respect to any matter as to which such Person shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of such Person's duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for such payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Person's office
(a) by the court or other body  approving the  settlement or other  disposition;
(b) by a reasonable determination, based upon a review of readily available facts as opposed to a full trial-type inquiry), that such Person did not engage in such conduct by written opinion from independent legal counsel approved by the Trustees; or (c) by a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry). The rights accruing to any Person under these provisions shall not exclude any other right to which such Person may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted in this Section 6.4 or in Section
6.2 hereof or to which such Person may be otherwise entitled except out of the Trust Property.

      According to Article VI, Section 6.5 of the Declaration of Trust, the Trustees may make advance payments in connection with indemnification under
Section 6.4, provided that the following conditions are satisfied: (i) the advances must be limited to amounts used, or to be used, for the preparation or presentation of a defense to the action, including costs connected with the preparation of a settlement; (ii) advances may be made only upon receipt of a written promise by, or on behalf of, the recipient to repay the amount of the advance which exceeds the amount which it is ultimately determined that he is entitled to receive from the Trust by reason of indemnification; and (iii) (a) such promise must be secured by a surety bond, other suitable insurance or an equivalent form of security which assures that any repayment may be obtained by the Trust without delay or litigation, which bond, insurance or other form of security must be provided by the recipient of the advance, or (b) a majority of a quorum of the Trust's disinterested, non-party Trustees, or an independent legal counsel in a written opinion, shall determine, based upon a review of readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that the recipient of the advance ultimately will not be disqualified from indemnification under Section 6.4.

      Section 8 of the Management Agreement between the Registrant and AMR Investment Services, Inc. ("Manager") provides that the Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Registrant or any portfolio in connection with the matters to which the
Management Agreement relate except a loss resulting from the willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under the Management Agreement.

      Section 8 of each Advisory Agreement between the Manager and the Portfolio's investment subadviser ("Subadviser") states that no provision of the Advisory Agreement shall be deemed to protect the Subadviser against any liability to the Registrant or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith, or gross negligence in the performance of its duties or the reckless disregard of its obligations under an Advisory Agreement.

ITEM 28. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT MANAGER AND INVESTMENT SUBADVISER
            --------------------------------------------------------

      Information as to any other business, profession, vocation or employment of a substantial nature in which each director or officer of the Manager and each principal of the Subadviser is, or at any time during the past two years has been, engaged for his or her own account or in the capacity of director, officer, employee, partner or trustee is incorporated herein by reference from
Item 28 in Part C of the Post-Effective Amendment No. 22 to the Registration Statement on Form N-1A of American AAdvantage Funds (1940 Act File No. 811-4984, EDGAR Accession No. 0000809593-97-000039), as filed with the Securities and Exchange Commission on September 5, 1997.

ITEM 29.  PRINCIPAL UNDERWRITER
-------   ---------------------

      Not applicable.

ITEM 30.  LOCATION OF ACCOUNTS AND RECORDS
-------   --------------------------------

      The books and other documents required by Rule 31a-1 under the Investment Company Act of 1940 are maintained in the physical possession of the AMR Trust's custodian, Manager, transfer agent or investment advisers.

ITEM 31.  MANAGEMENT SERVICES
-------   -------------------

      Other than as set forth in Parts A and B of this Registration Statement, the Registrant is not a party to any management-related service contract.


ITEM 32.  UNDERTAKINGS
-------   ------------

      None.

                                   SIGNATURES

      Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment No. 2 to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth and the State of Texas on September 15, 1997.

                                    AMR INVESTMENT SERVICES TRUST


                                    By:/s/ William F. Quinn
                                       ---------------------------
                                           William F. Quinn
                                           President

                          AMR INVESTMENT SERVICES TRUST
                       REGISTRATION STATEMENT ON FORM N-1A

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER            DESCRIPTION                                               PAGE
-------           -----------                                               ----
1         Amended and Restated Declaration of Trust*

2         Bylaws -- none                                                    N.A.

3         Voting trust agreement -- none                                    N.A.

4         Certificate of Interest Holder -- none                            N.A.

5  (a)    (i)    Management Agreement with AMR Investment Services,
                 Inc.**

          (ii) Supplemental Terms and Conditions to Management Agreement with AMR Investment Services, Inc. - A substantially similar copy of which was filed as
                 Exhibit 5(a) with the Post-Effective Amendment No. 4 to Registration Statement of American AAdvantage Mileage Funds, File Nos. 33-91058 and 811- 9018, EDGAR Accession No. 0000950134-97-001003, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

          (iii) Supplemental Terms and Conditions to Management Agreement with AMR Investment Services, Inc. - A substantially similar copy of which was filed as
                 Exhibit 5(a) with the Post-Effective Amendment No. 20 to Registration Statement of American AAdvantage Funds, Files Nos. 33-11387 and
                 811-4984,        EDGAR       Accession       No.
                 0000809593-97-000034,  and  is  incorporated  by
                 reference. (This document differs only with respect to the names of the parties.)

   (b)    (i)    Investment Advisory Agreements with Subadvisers*

          (ii) Investment Advisory Agreement with Hotchkis and Wiley -- A substantially similar copy of which was filed as Exhibit 5(b) with the Post-Effective Amendment No. 4 to Registration Statement of American AAdvantage Mileage Funds, File Nos. 33-91058 and 811- 9018, EDGAR
                 Accession  No.   0000950134-97-001003,   and  is
                 incorporated by reference. (This document differs only with respect to the names of the parties and does not contain a statement that to the extent that a Fund invests all of its investable assets in another investment company, no portion of the advisory fee attributable to that Fund shall be paid for the period that such Fund's assets are so invested.)

EXHIBIT
NUMBER            DESCRIPTION                                               PAGE
-------           -----------                                               ----


6                Distribution Agreement - none                              N.A.

7                Bonus, profit sharing or pension plans - none              N.A.

8  (a)           Custodian  Agreement with  NationsBank of
                    Texas, N.A.**

   (b)           Custodian Agreement with Bank of New York**

9                Transfer  Agency  Agreement with  NationsBank
                    of Texas, N.A.**

10               Opinion and consent of counsel -- not applicable           N.A.

11               Consent of Independent Auditors - not applicable           N.A.

12               Financial statements omitted from prospectus - none        N.A.

13               Letter of investment intent - none                         N.A.

14               Prototype retirement plan - none                           N.A.

15               Plan pursuant to Rule 12b-1 - none                         N.A.

16               Schedule for Computation of Performance
                    Quotations -- not applicable                            N.A.

17               Financial Data Schedules - none                            N.A.

18               Plan pursuant to Rule 18f-3 - none                         N.A.


* Incorporated by reference to the initial Registration Statement of the Registrant on Form N-1A as filed with the Securities and Exchange Commission on September 29, 1995.

** Incorporated by reference to the Post-Effective Amendment No.1 to the initial Registration Statement of the Registrant on Form N-1A as filed with the Securities and Exchange Commission on February 28, 1997 via EDGAR, Accession No. 0000898432-97-000184.